UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2020

MARTIN MARIETTA MATERIALS INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Wycliff Road, Raleigh, North Carolina	27607-3033
(Address of principal executive offices)	(Zip Code)

(919) 781-4550
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MLM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

Information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 16, 2020, Martin Marietta Materials, Inc. (“Martin Marietta”) issued $500 million aggregate principal amount of 2.500% Senior Notes due 2030 (the “Senior Notes”) pursuant to a base indenture, dated as of May 22, 2017 (the “Base Indenture”), as amended and supplemented from time to time, including by the Third Supplemental Indenture, dated as of March 16, 2020 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between Martin Marietta and Regions Bank, as trustee (the “Trustee”), governing the Senior Notes.

The Senior Notes will mature on March 15, 2030 and will have an interest rate of 2.500%.  Interest will be paid semiannually on the 15th day of March and September, commencing September 15, 2020.

The Senior Notes are Martin Marietta’s senior unsecured obligations and rank equally in right of payment with all of its existing and future senior indebtedness and will rank senior in right of payment to all of its future subordinated indebtedness.  The Senior Notes are effectively subordinated to all of its existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.  The Senior Notes are not guaranteed by any of Martin Marietta’s subsidiaries and are structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade accounts payable) and preferred equity of Martin Marietta’s subsidiaries.

The net proceeds of the offering are expected to be used for general corporate purposes, which will include, among other uses, repayment at maturity of approximately $300 million aggregate principal amount of Martin Marietta’s existing floating rate notes due 2020.

Optional Redemption.  Prior to December 15, 2029 (the “Par Call Date”), Martin Marietta may redeem the Senior Notes, at its option, at any time in whole or from time to time in part at a price equal to the greater of:  (i) 100% of the principal amount of the Senior Notes to be redeemed and (ii) the sum of the present values of the principal amount of the Senior Notes to be redeemed and the remaining scheduled payments of interest thereon after the date of optional redemption (an “Optional Redemption Date”) through the Par Call Date (assuming, for this purpose, that the Senior Notes are scheduled to mature on the Par Call Date), excluding interest, if any, accrued thereon to such Optional Redemption Date, discounted to such Optional Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 30 basis points (or 0.300%) plus unpaid interest, if any, accrued thereon to, but excluding, such Optional Redemption Date.  On or after the Par Call Date and prior to maturity, Martin Marietta may redeem the Senior Notes, at its option, at any time in whole or from time to time in part at a price equal to 100% of the principal amount of the Senior Notes to be redeemed, plus unpaid interest, if any, accrued thereon to, but excluding, the Optional Redemption Date.

Change of Control Repurchase Event.  If a Change of Control Repurchase Event (as defined in the Indenture) occurs, unless Martin Marietta has exercised its right to redeem the Senior Notes in full, Martin Marietta will be required to offer to repurchase all of the outstanding Notes at a repurchase price equal to 101% of their principal amount, plus unpaid interest, if any, accrued thereon to, but excluding, the date of repurchase.

Other Covenants.  The Indenture contains covenants that restrict Martin Marietta’s ability, with certain exceptions, to (i) incur debt secured by liens, (ii) engage in sale and leaseback transactions and (iii) merge or consolidate with or into, or transfer all or substantially all of the assets of Martin Marietta and its subsidiaries, taken as a whole, to, another entity.  These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture.

Events of Default.  The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include non-payment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency.  Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Senior Notes may declare the principal of all such outstanding Senior Notes and any accrued interest thereon immediately due and payable.

The Senior Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an effective shelf registration statement on Form S-3ASR (File No. 333-217991), as supplemented by the prospectus supplement dated March 5, 2020, filed with the Securities and Exchange Commission under the Act.

The foregoing description of the Indenture (including the form of Senior Notes) does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Third Supplemental Indenture (including the form of Senior Notes), which are attached hereto as Exhibits 4.1, 4.2 and 4.3 and incorporated by reference herein.

Item 8.01.          Other Events.

In connection with the Senior Notes offering, copies of the legal opinions of Robinson, Bradshaw & Hinson, P.A. and Cravath, Swaine & Moore LLP relating to the Senior Notes are attached hereto as Exhibits 5.1 and 5.2, respectively.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

4.1
Indenture, dated as of May 22, 2017, between Martin Marietta Materials, Inc. and Regions Bank, as trustee (incorporated by reference to Exhibit 4.1 of Martin Marietta’s Current Report on Form 8-K, filed on May 22, 2017).

4.2	Third Supplemental Indenture, dated as of March 16, 2020, between Martin Marietta Materials, Inc. and Regions Bank, as trustee, governing the Senior Notes.
4.3	Form of 2.500% Senior Notes due 2030 (contained in Exhibit 4.2).
5.1	Opinion of Robinson, Bradshaw & Hinson, P.A.
5.2	Opinion of Cravath, Swaine & Moore LLP.
23.1	Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5.1).
23.2	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.2).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ James A. J. Nickolas
	Name:	James A. J. Nickolas
	Title:	Senior Vice President and Chief Financial Officer

Date:  March 16, 2020